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                                  Exhibit (6)

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                             DISTRIBUTION AGREEMENT

                                     BETWEEN

                  CADRE NETWORK HEALTH FINANCIAL SERVICES TRUST

                                       AND

                          AMBAC CADRE SECURITIES, INC.

                                 APRIL 23, 1997


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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE 1 DELIVERY OF DOCUMENTS..............................................  1

     1.1  Documents Delivered................................................  1

ARTICLE 2 APPOINTMENT, DUTIES, ETC...........................................  2

     2.1  Appointment as Distributor.........................................  2
     2.2  Services as Distributor............................................  2
     2.3  Matters Related to Services........................................  3

ARTICLE 3 EXPENSES...........................................................  4

ARTICLE 4 LIMITATION OF LIABILITY............................................  5

     4.1  Ambac Cadre Securities.............................................  5
     4.2  Trust..............................................................  5

ARTICLE 5 DURATION, TERMINATION AND AMENDMENT................................  5

     5.1  Duration of Agreement..............................................  5
     5.2  Amendments, Etc....................................................  6

ARTICLE 6 MISCELLANEOUS......................................................  6

     6.1  Certain Relationships..............................................  6
     6.2  Third Parties......................................................  6
     6.3  Captions...........................................................  6
     6.4  Severability.......................................................  7
     6.5  Binding Effect.....................................................  7
     6.6  Notices............................................................  7
     6.7  Entire Agreement...................................................  7
     6.8  Applicable Law.....................................................  7
     6.9  Counterparts.......................................................  7

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                             DISTRIBUTION AGREEMENT

         This Agreement, executed on April 23, 1997, is made by and between the Cadre Network Health Financial Services Trust, a California trust (the "Trust"), on behalf of its Portfolio known as the Cadre Network Health Financial Services Liquid Asset Fund (the "Fund"), and Ambac Cadre Securities, Inc., a Delaware corporation ("Ambac Cadre Securities"):

                                    RECITALS

                  The Fund is a Portfolio of the Trust existing pursuant to a Declaration of Trust (Amended and Restated) dated as of March 14, 1997 made by the Hospital Council of Northern and Central California;

                  The Trust is registered with the Securities and Exchange Commission as an open-end, diversified investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Fund's shares (the "Shares") are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

                  The Trust has entered in a Management and Investment Advisory Agreement with AMBAC Investment Management, Inc., now known as Ambac Cadre Financial Services, Inc., an affiliate of Ambac Cadre Securities, and Ambac Cadre Securities is willing to undertake the duties and responsibilities hereinafter set forth.

NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                              DELIVERY OF DOCUMENTS

         1.1 DOCUMENTS DELIVERED. The Trust has delivered, or will cause to be delivered, to Ambac Cadre Securities true and complete copies of the following documents and all future amendments thereto:

         (a) Declaration of Trust (Amended and Restated) dated as of March 14, 1997;

         (b) Certified resolutions of the Board of Trustees of the Trust authorizing the appointment of Ambac Cadre Securities as distributor for the Fund pursuant to this Agreement and approving this Agreement;

         (c) Registration Statement of the Fund on Form N-1A including the Prospectus contained in Part A thereof and the Statement of Additional Information contained in Part B thereof, all amendments to the Registration

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                  Statement and the current Prospectus and Statement of
                  Additional Information;

         (d) Management and Investment Advisory Agreement between the Trust and AMBAC Investment Management, Inc. dated December 30, 1996;

         (e) Custody Agreement between the Trust and First Trust National Association (the "Custodian") effective as of April 30, 1997; and

         (f) Certificate of the Secretary of the Trust setting forth the names and specimen signatures of the individuals authorized at the time of delivery of such certificate to act on behalf of the Trust and the Fund in connection with matters arising hereunder.

                                    ARTICLE 2
                            APPOINTMENT, DUTIES, ETC.

         2.1 APPOINTMENT AS DISTRIBUTOR. The Trust hereby appoints Ambac Cadre Securities as distributor of the Shares covered by the Registration Statement on the terms and for the period set forth in this Agreement, and Ambac Cadre Securities hereby accepts such appointment.

         As used in this Agreement, the terms "Registration Statement," "Prospectus," and "Statement of Additional Information" shall mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the Securities and Exchange Commission ("SEC"), and any amendments supplemental thereto which at any time shall have been filed with the SEC. The Trust represents and warrants to Ambac Cadre Securities that any Registration Statement, when it becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act, and the rules and regulations thereunder, that all statements of fact contained in any such Registration Statement will be true and correct when the Registration Statement becomes effective, no Registration Statement will include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Trust may make such amendments or supplements to the Registration Statement as the Trust may determine to be necessary or advisable.

         2.2 SERVICES AS DISTRIBUTOR. Subject to the direction and control of the Board of Trustees of the Trust, Ambac Cadre Securities shall:

                  (a) Use its best efforts to solicit orders for the purchase of Shares of the Fund in accordance with the


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Registration Statement, Prospectus and Statement of Additional Information.

                  (b) Transmit promptly advice regarding all orders received for the purchase or redemption of Shares to Ambac Cadre Financial Services, Inc., or as otherwise directed by the Trust.

                  (c) Comply with all applicable laws, rules and regulations, including without limitation, all rules and regulations made or adopted pursuant to the 1940 Act, the Securities Exchange Act of 1934, as amended, and the 1933 Act, and the rules and regulations of the Securities and Exchange Commission under each of said Acts.

                  (d) Act only on behalf of Ambac Cadre Securities as principal if Ambac Cadre Securities chooses to enter into selling agreements with selected dealers or others. In this regard, Ambac Cadre Securities is hereby authorized to enter into selling agreements with selected dealers and other financial institutions with respect to the offering of Shares of the Fund.

                  (e) The Trust agrees to execute on behalf of the Fund all documents and to furnish all information and otherwise take all actions which may be reasonably necessary in the discretion of the Trust officers or Board of Trustees of the Trust in connection with the qualification of the Shares in such states as Ambac Cadre Securities may designate to the Trust and the Trust may approve.

         2.3 MATTERS RELATED TO SERVICES.

                  (a) Whenever in their judgment such action is warranted by market, economic or political conditions, or by abnormal circumstances of any kind, the Board of Trustees of the Trust or its officers may decline to accept any orders for, or make any sales of, any of the Shares until such time as they deem it advisable to accept such orders and to make such sales and the Trust shall advise Ambac Cadre Securities promptly of such determinations.

                  (b) The Trust shall furnish to Ambac Cadre Securities from time to time, for use in connection with the distribution of the Shares, such information with respect to the Fund and its Shares as Ambac Cadre Securities may reasonably request. The Trust also shall furnish Ambac Cadre Securities upon request with:

                           (i) Semiannual unaudited and annual audited reports
                  of the Fund's books and accounts made by independent accountants regularly retained by the Trust on behalf of the Fund; and


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                           (ii) From time to time such additional information
                  regarding the Fund's financial condition and investments as Ambac Cadre Securities may reasonably request.

                  (c) The Trust authorizes Ambac Cadre Securities to use any Prospectus and Statement of Additional Information which is then effective with the SEC in the form furnished to Ambac Cadre Securities from time to time in connection with the distribution of the Shares.

                  (d) No Shares shall be offered by Ambac Cadre Securities or the Trust under any of the provisions of this Agreement, and no orders for the purchase or sale of such Shares shall be accepted by the Trust, if and so long as the effectiveness of the Registration Statement then in effect shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus is required by Section 10 of said Act is not on file with the SEC; provided, that nothing contained in this subsection (d) shall restrict or have any application or bearing upon the Fund's obligation to repurchase any of the Shares from any Shareholder in accordance with the provisions of the Prospectus.

                  (e) The Trust agrees to advise Ambac Cadre Securities immediately in writing (i) of any requests by the SEC for amendments to the Registration Statement then in effect; (ii) in the event of the issuance by the SEC of any stop orders suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceedings for that purpose;
(iii) of the happening of any event which makes untrue any statement of material fact made in the Registration Statement then in effect or which requires the making of a change in such Registration Statement in order to make the statements therein not misleading; and (iv) all actions of the SEC with respect to any amendments to the Registration Statement which may from time to time be filed with the SEC.

                  (f) Ambac Cadre Securities represents and warrants that it is authorized by, and has received all approvals and licenses under all applicable federal and state laws, and the regulations thereunder, including without limitation, registration as a broker/dealer under applicable federal and state law, necessary to lawfully perform its duties hereunder.

                                    ARTICLE 3
                                    EXPENSES

         Ambac Cadre Securities shall pay all costs and expenses connected with its qualification as a dealer under applicable state and federal laws and, except as otherwise specifically provided in this Agreement, all other costs and expenses incurred by it in connection with the performance of its duties under this


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Agreement, including without limitation, expenses of maintaining shareholder transfer records.

         The Fund shall pay, or cause to be paid, all costs and expenses in connection with registration of the Shares under the Securities Act of 1933, as amended, and qualification of the Shares for sale in those states determined as provided in Section 2.2(e), and all expenses in connection with maintaining facilities for the issuance of the Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with the preparation and printing of the Fund's Prospectus and statements of additional information for regulatory purposes and for distributing to shareholders; provided, that nothing contained herein shall be deemed to require the Fund to pay any of the costs of advertising the sale of the Shares.

                                    ARTICLE 4
                             LIMITATION OF LIABILITY

         4.1 AMBAC CADRE SECURITIES. Ambac Cadre Securities shall not be liable for any error in judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or negligence on its part in the performance of its duties or from reckless disregard by Ambac Cadre Securities of its obligations and duties under this Agreement; provided, the foregoing shall not limit Ambac Cadre Securities' liability to the Fund with respect to any breaches by Ambac Cadre Securities of this Agreement.

         4.2 TRUST. Article 5 of the Declaration of Trust contains provisions limiting the liability of the Trustees, officers, employees and agents of the Trust. The obligations of the Trust created hereunder are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, officers, employees or agents of the Trust, or of the Shareholders of the Fund, and only that portion of the Fund property necessary to satisfy the obligations of the Trust arising hereunder shall be bound or affected by the operation of this Agreement.

                                    ARTICLE 5
                       DURATION, TERMINATION AND AMENDMENT

         5.1 DURATION OF AGREEMENT. This Agreement shall become effective on the date first set forth above provided that it has been approved by the Board of Trustees, including the vote of a majority of the outstanding shares of the Fund and by a majority of the members of the Board of Trustees who are not parties to this Agreement or "interested persons" of any such party (as that term is defined by the 1940 Act and the rules thereunder), cast in person at a meeting of the Board of Trustees called for the purpose of voting on the approval of this Agreement. This


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Agreement shall remain in effect for two years after the date it becomes effective and shall continue from year to year thereafter, but only so long as such continuance is approved at least annually by the vote of a majority of the members of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund (as defined by the 1940 Act), by the vote of a majority of the members of the Board of Trustees who are not parties to this Agreement or "interested persons" of any such party (as that term is defined by the 1940 Act and the rules thereunder), cast in person at a meeting called for such purpose.

         This Agreement may be terminated at any time, without the payment of any penalty, by Ambac Cadre Securities or the Trust or by vote of a majority of the Fund's outstanding voting securities, in each case, on sixty (60) days' written notice. This Agreement shall automatically terminate in the event of its "assignment" as defined by the 1940 Act and the rules thereunder.

         5.2 AMENDMENTS, ETC. No provision of this Agreement may be waived, amended or terminated as to the Fund except by an instrument in writing signed by the Trust and Ambac Cadre Securities and no amendment of this Agreement shall be effective until approved by the Board of Trustees of the Trust in the manner required by Section 5.1.

                                    ARTICLE 6
                                  MISCELLANEOUS

         6.1 CERTAIN RELATIONSHIPS. Nothing in this Agreement shall prevent Ambac Cadre Securities or any officer, director or employee thereof from acting as distributor for any other person, firm, corporation or entity and shall not in any way limit or restrict Ambac Cadre Securities or any of its directors, officers, partners or employees or any of its affiliates or their respective directors, officers, partners or employees from buying, selling or trading any investment instruments for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, that Ambac Cadre Securities represents that it will undertake no activities which, in its judgment, will materially adversely affect the performance of its obligations under this Agreement.

         6.2 THIRD PARTIES. When dealing with third parties on behalf of the Fund, Ambac Cadre Securities shall include such recitals in written documents as may be reasonably requested by the Trust regarding the limitation of liability of the Board of Trustees, the Fund's shareholders, and the Trust's officers, employees and agents to third parties.

         6.3 CAPTIONS. The captions in this Agreement are included for convenience of reference only and shall in no way define or


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limit any of the provisions hereof or otherwise affect their construction or effect.

         6.4 SEVERABILITY. If any provision of this Agreement shall be held invalid under any applicable statute or regulation or by a decision of a court of competent jurisdiction, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

         6.5 BINDING EFFECT. Except as otherwise provided in Article 5, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         6.6 NOTICES. Notices or consents of any kind required or permitted under this Agreement shall be in writing and shall be deemed duly delivered if delivered in person or if mailed, two (2) days following mailing by certified mail, return receipt requested, postage prepaid to the appropriate party as follows:

      a.       If to the Fund or Trust:

               Cadre Network Health Financial Services Trust
               c/o SharePlus
               7901 Stoneridge Drive, Suite 500
               Pleasanton, CA  94588

      b.       If to the Distributor:

               Ambac Cadre Securities, Inc.
               905 Marconi Avenue
               Ronkonkoma, NY  11779

or at such other address as may be specified by either party to the other in the manner required under this Section 6.6.

         6.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

         6.8 APPLICABLE LAW. This Agreement shall be deemed to have been executed in the State of California and the substantive laws of the State of California shall govern the construction of this Agreement and the rights and remedies of the respective parties hereto; provided, however, in the event of any conflict between such laws and the 1940 Act, the provisions of the 1940 Act shall govern.

         6.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.


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         IN WITNESS WHEREOF, the authorized representatives of the parties hereto have executed this Agreement as of the date first above written.

                                        AMBAC CADRE SECURITIES, INC.

                                        By /s/ William T. Sullivan, Jr.
                                          --------------------------------------
                                          Its Chairman


                                        CADRE NETWORK HEALTH FINANCIAL
                                        SERVICES TRUST



                                        By /s/ Jay Hudson
                                          --------------------------------------
                                          Its Chairman


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